EXHIBIT 99.1

DOBI MEDICAL INTERNATIONAL

NEWS RELEASE

CONTACT:
Fern Lazar                                      Michael Jorgensen
Lazar Partners Ltd.                             Chief Financial Officer
420 Lexington Avenue, Suite 442                 DOBI Medical International, Inc.
New York, NY 10170                              201-760-6464
212-867-1762                                    Fax: 201-760-8860
Fax: 212-867-0856                               www.dobimedical.com
www.lazarpartners.com                           Trading Symbol: DBMI.OB

      DOBI MEDICAL INTERNATIONAL APPOINTS NEW MEMBER TO BOARD OF DIRECTORS

MAHWAH, NJ, MAY 3, 2005 - DOBI Medical International today announced the appointment of Mr. Steve M. Barnett to the company's Board of Directors, effective April 28, 2005. Mr. Barnett brings more than 20 years of experience to the Company's Board. DOBI Medical recently commenced the fifth and final module of the U.S. Food and Drug Administration's PMA clinical studies of its ComfortScan(TM) system. The ComfortScan system is a gentle, noninvasive and nonionizing optical imaging system designed to identify tumor angiogenesis and assist physicians in the diagnosis of breast cancer.

"We welcome Steve Barnett to the DOBI Medical Board of Directors," said Robert Machinist, Chairman of DOBI Medical. "He brings extensive experience as a board member to companies across a range of industries and will provide valuable counsel to us as we continue to support the advancement of the ComfortScan system worldwide."

During the past 20 years, Mr. Barnett has served on the Board of Directors for nine companies in various industries, including banking, technology and real estate. Mr. Barnett has significant experience in assisting companies with strategic planning and market assessments and development. He currently serves on the board and is Chairman of the Audit Committee of UCN, Inc., where his efforts focus on the company's strategic direction, operating initiatives and mentoring of senior management. He is also currently on the Board of Medis Technologies, Ltd., Bank Leumi USA, Joseph A. Freed & Associates and Grayhill, Inc. Mr. Barnett is the co-founder of Apelco International, Ltd., where he served as Principal and CEO until 1986, and Apelco Health Service, Inc. where he served as Principal until 1979. Prior to that, he practiced law with the firm of Lieberman, Levy, Baron & Stone in Chicago.

In addition to his corporate experience, Mr. Barnett also has a significant list of charitable and civic activities, having worked with such organizations as the Jewish Federation, Jewish United Fund and United Way. He received his B.S. degree from Carleton College and a Doctorate in Jurisprudence (JD) from the University of Chicago Law School.

"The potential of the ComfortScan system to improve the way breast cancer is diagnosed and impact the lives of millions of women was a compelling factor in my decision to join the board of DOBI Medical," Mr. Barnett said. "I am thrilled to be part of the team that guides the global commercialization of DOBI Medical's lead product."

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For more information on DOBI Medical International or the ComfortScan system, visit www.dobimedical.com.

ABOUT DOBI MEDICAL INTERNATIONAL, INC.

DOBI Medical is a microcap, developmental stage, medical imaging company working to create a new means for the improved diagnosis of cancer through the detection of abnormal vascularization ("angiogenesis") associated with tumors. DOBI Medical International's first application of the technology is the ComfortScan system, a gentle, noninvasive, and non-ionizing, optical imaging system designed to assist physicians in the detection and management of breast cancer. The ComfortScan system is intended to achieve this by providing new, physiology-based imagery of abnormal vascularization in the breast that is not readily available today. The ComfortScan system has its CE Mark and UL for international sales, and DOBI Medical is a certified ISO 9001:2000 and ISO 13485 company. The ComfortScan system is not yet commercially available in the U.S. as it is limited by U.S. law to investigational use as an adjunct to mammography until approved by the FDA, which cannot be guaranteed.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

Statements contained in this press release may contain information that includes or is based upon certain "forward-looking statements" relating to our business. These forward-looking statements represent management's current judgment and assumptions, and can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are frequently accompanied by the use of such words as "anticipates," "plans," "believes," "expects," "projects," "intends," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, including without limitation, those relating to our ability to timely and successfully complete our patient clinical trials; our ability to timely and successfully complete and submit our premarket approval application to the FDA; the timely and final approval by the FDA of our ComfortScan system as a adjunct to mammography, which approval in the U.S. cannot be assured; the success of product development and research efforts; our ability to timely meet U. S. and foreign government laws and industry standards; our ability to meet U.S. and foreign medical device quality regulation standards required to maintain our CE Mark, and ISO, UL and FDA export certifications; our ability to timely deliver our products into international markets; the acceptance and use of our ComfortScan system by physicians, imaging clinics, and patients; and our ability to obtain third party reimbursement from U.S. and foreign government and private payers.

Any one of these or other risks, uncertainties, other factors, or any inaccurate assumptions may cause actual results to be materially different from those described herein or elsewhere by us. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in our filings from time to time with the Securities and Exchange Commission, which we strongly urge you to read and consider, including our 2004 Annual Report on Form 10-KSB, all of which may be accessed from our website at www.dobimedical.com. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above and elsewhere in our reports filed with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.
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